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EXHIBIT 10-AG

                          FIRST AMENDED AND RESTATED
                          PRIORITY CHARTER AGREEMENT
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     THIS AGREEMENT made this 21st day of October, 1998 by and between BURGER
MANAGEMENT OF SOUTH BEND #3, INC., an Indiana Corporation, and QUALITY DINING, INC., an Indiana Corporation.

                              STATEMENT OF FACTS

     Burger Management of South Bend #3, Inc. ("Burger Management") owns a certain Beechcraft King Air B-200, Serial Number BB-1001 (the "Airplane") and Burger Management and Quality Dining, Inc. desire to provide for the use of the Airplane by Quality and its subsidiaries (collectively "Quality") from time to time throughout the term of this Agreement on the terms and conditions established herein.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto agree as follows:

     1.   TERM.  This Agreement shall be in effect for a period of six (6)
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months from the date hereof.  Thereafter, it shall automatically renew for successive six (6) month periods unless terminated by either party by thirty
(30) days written notice.

     2.   PRIORITY CHARTER.  Burger Management shall make the Airplane available
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to Quality, upon reasonable prior notice from Quality, throughout the term of this Agreement.

     3.   RENT.  Quality shall pay to Burger Management, for the use of the
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Airplane as provided herein, the sum of One Thousand One Hundred ($1,100.00)
Dollars per hour that the Airplane is in operation for Quality. Quality shall submit payment to Burger Management within thirty (30) days of receipt of a statement for charges incurred hereunder.
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     4.   FLAT RATE.  The rental rate provided in paragraph 3 above is intended
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to be a flat rate and Quality shall not be responsible for any expenses associated with operating the Airplane including but not limited to fuel, salaries and fringe benefits of pilots, taxes, insurance, hanger fees, landing fees, stand-by charges and/or pilots' meals and lodging.

     5.   MAINTENANCE.  Burger Management agrees that the Airplane will at all
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times be maintained to standards consistent with F.A.A. Regulation 135 and shall follow the Airplane's manufacturer's maintenance program and required inspection guidelines, including, but not limited to, all airworthiness directives and service bulletins.

     6.   INSURANCE AND INDEMNITY.  Burger Management shall maintain in full
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force and effect throughout the term of this Agreement a comprehensive policy of insurance on the Airplane issued by a responsible insurance company in a form and with liability limits as are customary for similar airplanes but in no event less than that which may be required from time to time by any governmental agencies or regulations applicable to the Airplane. Burger Management shall indemnify and hold Quality harmless from any and all liability, loss or damage Quality may suffer as a result of claims, demands or judgments against it, arising out of the operation of the Airplane, including the reasonable cost of defense, whether or not such claims were rightfully asserted or filed.

     7.   PILOTS.  The rental rate specified in paragraph 3 above includes two
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(2) qualified licensed pilots.  Burger Management shall provide or arrange for all appropriate training of pilots for the Airplane and shall implement appropriate safety programs and other practices designed to maximize safe travel for passengers on the Airplane.
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     8.   CONTROL.  The Airplane shall at all times be under the exclusive
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control of the pilot and co-pilot operating the Airplane.  Any and all decisions regarding flight plans, airworthiness of the Airplane, weather and/or any other matter or thing that could possibly affect the safe operation of the Airplane shall be made by the pilot, or in his absence, the co-pilot, whose determinations shall be conclusive. All of Quality's personnel and any other passengers on the Airplane at any time shall comply with any and all directives given by the pilot and co-pilot.

     9.   BINDING EFFECT.  This Agreement shall be binding upon and inure to the
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benefit of Burger Management and Quality and there respective successors and assigns.

     10.  ENTIRE AGREEMENT.  This Agreement constitutes the entire agreement
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between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties. No waiver shall be binding unless executed in writing by the party making the waiver.

     11.  RELATIONSHIP OF THE PARTIES.  The relationship between Burger
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Management and Quality is that of independent contractor and under no circumstances shall any of the employees of one party be deemed to be the employees of the other for any purpose. Nothing contained in this Agreement nor any act of the parties shall be construed to create a principal and agent, joint venture, partnership, or similar relationship between the parties.
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     IN WITNESS WHEREOF, the parties hereto have set their hands and seals on the date and year first above written.


                               TRUTH IN LEASING

     THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED UNDER 91.409(f)3 OF THE FEDERAL AVIATION REGULATIONS. THE AIRCRAFT WILL CONTINUE TO BE MAINTAINED AND INSPECTED UNDER F.A.R. 91.409(f)3 FOR OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT.

     DURING THE DURATION OF THIS AGREEMENT, QUALITY DINING, INC. IS CONSIDERED RESPONSIBLE FOR OPERATIONAL CONTROL AS DEFINED BY THE FEDERAL AVIATION REGULATIONS WITH RESPECT TO FLIGHTS INCLUDING THE AUTHORITY OF INITIATING, CONDUCTING AND TERMINATING A FLIGHT OF THE AIRCRAFT. AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND OTHER PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

"BURGER MANAGEMENT"                      "QUALITY"

Burger Management of South                   Quality Dining, Inc.
 Bend #3, Inc.


    /s/ Daniel B. Fitzpatrick                /s/ John C. Firth
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By:  Daniel B. Fitzpatrick               By:  John C. Firth
Its: President                                    Its:  Executive Vice President